GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES NEW BOARD MEMBER

- Richard Cox, Jr. Named to Board of Directors-

Atlanta, Georgia, February 18, 2020 - Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors appointed Richard Cox, Jr. as a new independent director of the Company.

Mr. Cox is Chief Information Officer for Cox Enterprises where he is responsible for the oversight and direction of the Corporate IT function. He has also held several leadership positions with Cox Automotive, including Vice President of Client Performance and Vice President of Business Operations and Customer Care, which included the Autotrader and Kelley Blue Book brands. Mr. Cox has also served as Chief Operating Officer for the City of Atlanta, CEO and President of Jones International University, and prior to that, he held key management roles with Orbitz Worldwide and Worldspan.

Paul Donahue, Chairman and Chief Executive Officer of Genuine Parts Company, stated, “We are pleased to welcome Mr. Cox as our newest director. Richard is a talented executive with significant experience in information technology and the automotive business. His expertise in strategy, operations, analytics, business intelligence, security and technical services make him a valuable addition to our board. We look forward to his contributions as a director of the Company.”

Genuine Parts Company plans to release Fourth Quarter and Year-End Earnings tomorrow morning. Management will also conduct a conference call at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-407-0789. The conference ID is 13698286. If you are unable to participate during the call, a recording of the call will be available on the Company’s website or toll-free at 844-512-2921, ID 13698286, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 4, 2020.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium. The Company also distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia through its Industrial Parts Group. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. Genuine Parts Company had 2018 revenues of $18.7 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO - (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations - (678) 934-5628